Exhibit 99.1

Asure Software Reports 2016 First Quarter Financial Results

AUSTIN, TX – May 12, 2016 (GLOBE NEWSWIRE) – Asure Software, Inc. (NASDAQ: ASUR), a leading provider of Human Capital Management (HCM) and workplace management software, reported results for the first quarter ended March 31, 2016. The company also reported pro forma unaudited results, which included results from the acquisition of Mangrove Software as if it was completed on January 1, 2015.

First Quarter 2016 Financial Summary	Actual Results			Pro Forma Results
(in millions except per share data and percentages)	Q1 2016	Q1 2015	Change (%)	Q1 2016	Q1 2015	Change (%)
Revenue	$6.7	$6.3	6%	$8.9	$8.4	5%

Gross Margin	$5.0	$4.7	7%	$6.6	$6.3	5%
Gross Margin (as a % of revenue)	74.3%	73.9%	0%	75.1%	75.3%	0%

EBITDA (excluding one-time expenses)	$0.4	$1.0	-60%	$0.9	$1.4	-34%

Net Loss	$(1.6)	$(0.5)	-222%	$(0.8)	$(0.7)	-11%
Net Income per Diluted Share, Excluding one-time expenses	$(0.11)	$(0.03)	-267%	$(0.10)	$(0.07)	-43%

First Quarter 2016 Operational Highlights
•	Acquired Mangrove Software, a leading cloud SaaS vendor in HCM applications, enabling the company to offer a comprehensive solution that brings workforce and workspace management together.

•	Cloud bookings in the quarter increased 69% from the first quarter of 2015, driven by migration wins from Boy Scouts of America, First National Bank, Detroit Medical Center and Bentley University.

•
Backlog totaled $2.7 million, a 4% decrease compared to the prior quarter and a 23% increase from the year-ago quarter. The company continues to expect many enterprise clients will move through the implementation process throughout the rest of fiscal 2016, which will result in conversion from backlog to reported revenue growth.

•
Secured several new wins across a range of industry verticals, including the Federal Reserve Bank, Charles Schwab, Proctor & Gamble, All State Insurance, Thomson Reuters, Amnesty International, Pearsons and Johns Hopkins University.

First Quarter 2016 Financial Results
•
Revenue for the quarter increased 6% to $6.7 million from $6.3 million in the same year-ago quarter. On a pro forma basis, including the results from Mangrove Software as if the acquisition was completed on January 1, 2015, revenue increased 5% to $8.9 million from $8.4 million in the same year-ago quarter.

•	Recurring revenue for the quarter as a percent of total revenue was 77%, as compared to 79% in the first quarter of 2015.

•	Cloud revenue increased 15%, hardware revenue increased 19% and professional services revenue increased 22% from the first quarter of 2015.

•	Gross margin for the quarter was $5.0 million (74.3% of total revenue), a 7% increase from $4.7 million (73.9% of total revenue) in the first quarter of 2015.

•
EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization)* excluding one-time items* for the quarter was approximately $388,000, a decrease of 60% compared to $970,000 in the first quarter of 2015.

•
Net loss per share (excluding one-times*) for the first quarter totaled $(0.11), compared to net loss per share (excluding one-times*) of $(0.03) in the first quarter of 2015. On a pro forma basis, including the results from Mangrove Software as if the acquisition was completed on January 1, 2015, net loss per share (excluding one-times*) totaled $(0.10) compared to a net loss per share (excluding one-times*) of $(0.07) in the same year-ago quarter.

Management Commentary
“One of our primary objectives, which we developed at the start of 2016, has been to scale our business both organically and through acquisition,” said Pat Goepel, Chief Executive Officer of Asure Software. “As our financial results for the first quarter demonstrate—with revenue up 6% and gross margin up 7% year-over-year—we have experienced significant traction in driving the sales of our hardware, professional services, and most notably, our cloud solutions. In fact, our cloud revenue was up 15%, largely due to the success we are having not only in migrating our on-premise clients to the cloud, but also in accelerating the growth of cloud bookings, which increased 69% as a result of key wins from marquee clients like Bain Capital and Farmers State Bank.

“In addition to growing organically, we spent a significant portion of last year evaluating opportunities to enhance our service offerings and penetrate emerging growth markets. Along that line, we acquired Mangrove Software in Q1 to support the latter part of our growth strategy, which has since elevated our area of expertise from purely the workplace and workspace management field to the rapidly-growing multi-billion dollar HCM marketplace. Since we completed the acquisition in late March, we have made meaningful strides toward achieving our overall growth objective, starting with the revenue and cost-saving synergies we have realized from our combined organizational structure.

“From a revenue standpoint, our unified People Success Platform—which includes time & labor management, space utilization, and now HCM solutions—has enabled us to successfully cross-sell our solutions to existing clients, while generating a strong pipeline of revenue opportunities from new clients.
With the addition of HCM solutions onto our platform, we are now able to capture a larger share of our clients’ spending than we have before. On top of this, we were able to reap substantial cost savings synergies from the acquisition, which we expect to result in nearly $3 million of cost reductions this year, and more than $4 million of annual cost savings thereafter.

“Looking ahead to the rest of 2016, we believe we are on track to meet or exceed our guidance. We remain confident that 2016 will mark an inflection point in our company’s operating history, given the strong results we experienced in the quarter, the synergies from our acquisition, as well as the improvements we are continually making to our business overall. One such improvement has been streamlining and simplifying our backlog management process. Although our backlog has risen considerably, we are proactively working to implement a quicker and more robust way to realize this pent-up revenue, which is aided by the fact that the completion of our acquisition is now behind us.

“Going forward, our enhanced service offering and expanded client base of more than 7,500 clients will enable us to scale our business more effectively and steadily capture market share, providing us with a strong foundation for continued growth for 2016 and beyond.”

Fiscal 2016 Financial Guidance
On a proforma basis, including the company’s acquisition of Mangrove on March 21, 2016 and under the condition that Mangrove and Asure had been combined as a single company on January 1, 2016, Asure management reaffirmed its financial expectations for 2016:

Company Outlook

$000s	Fiscal 2016 (vs. Fiscal 2015)
Revenue	$37,500 to $38,500 (+39% to +43%)
EBITDA, excluding one-time items	$7,500 to $8,000 (+101% to +114%)
Net income per share, excluding one-time items	$0.12 to $0.20 (an improvement from a loss of $0.17)

Conference Call Details
Asure management will host a conference call today at 11:00 a.m. Eastern time (10:00 a.m. Central time) to discuss these financial results and outlook. Asure CEO Pat Goepel and CFO Brad Wolfe will host the presentation, followed by a question and answer period.

Date: Thursday, May 12, 2016
Time: 11:00 a.m. Eastern time (10:00 a.m. Central time)
U.S. dial-in: (877) 853-5636
International dial-in: (631) 291-4544
Conference ID: 8312789

Please call the conference telephone number ten minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

The conference call will be broadcasted live and available for replay via the investor section of the company's website.

About Asure Software
Asure Software, Inc., (NASDAQ: ASUR) is headquartered in Austin, Texas with regional headquarters in London, England. Asure helps companies better manage their global, mobile workforces with cloud-based and mobile solutions that bring people, time, space and assets together in a meaningful way. The company serves approximately 7,000 clients worldwide with workplace and workforce management solutions that offer innovative ways to help meet the needs of an agile workforce. For more information, please visit www.asuresoftware.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
 Statements in this press release regarding Asure's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such risks and uncertainties could cause actual results to differ from those contained in the forward-looking statements.

Company Contact:
Brad Wolfe, CFO
Asure Software, Inc.
888-323-8835
bwolfe@asuresoftware.com

Investor Relations Contact:
Matt Glover and Najim Mostamand
Liolios Group, Inc.
949-574-3860
ASUR@liolios.com

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	March 31, 2016 (Unaudited)	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$553	$1,158
Accounts and note receivable, net of allowance for doubtful accounts of $141 and $145 at March 31, 2016 and December 31, 2015, respectively	4,472	4,671
Inventory	634	784
Prepaid expenses and other current assets	928	1,072
Total current assets before funds held for clients	6,587	7,685
Funds held for clients	28,608	-
Total current assets	35,195	7,685
Property and equipment, net	2,242	2,212
Goodwill	26,556	17,436
Intangible assets, net	14,242	6,026
Other assets	474	458
Total assets	$78,709	$33,817
Liabilities and stockholders’ equity
Current liabilities:
Current portion of notes payable, net of debt issuance cost	$4,696	$909
Accounts payable	1,936	2,670
Accrued compensation and benefits	854	715
Other accrued liabilities	1,816	1,181
Deferred revenue	10,523	10,803
Total current liabilities before client fund obligations	19,825	16,278
Client fund obligations	28,608	-
Total current liabilities	48,433	16,278
Long-term liabilities:
Deferred revenue	939	947
Notes payable, net of debt issuance cost	26,691	12,384
Other liabilities	407	490
Total long-term liabilities	28,037	13,821
Total liabilities	76,470	30,099
Stockholders’ equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 11,000 shares authorized; 6,676 and 6,674 shares issued, 6,292 and 6,290 shares outstanding at March 31, 2016 and December 31, 2015, respectively	67	67
Treasury stock at cost, 384 shares at March 31, 2016 and December 31, 2015	(5,017)	(5,017)
Additional paid-in capital	279,689	279,649
Accumulated deficit	(272,457)	(270,903)
Accumulated other comprehensive loss	(43)	(78)
Total stockholders’ equity	2,239	3,718
Total liabilities and stockholders’ equity	$78,709	$33,817

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Amounts in thousands, except share and per share data)
(Unaudited)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2016	2015
Revenues:
Cloud revenue	$3,862	$3,371
Hardware revenue	693	585
Maintenance and support revenue	1,239	1,566
On premise software license revenue	140	166
Professional services revenue	788	644
Total revenues	6,722	6,332
Cost of Sales	1,730	1,652
Gross margin	4,992	4,680

Operating expenses
Selling, general and administrative	4,327	3,449
Research and development	811	738
Amortization of intangible assets	377	505
Total operating expenses	5,515	4,692

Loss from operations	(523)	(12)

Other income (loss)
Interest income	10	-
Loss on debt refinancing	-	(110)
Foreign currency gain (loss)	1	(11)
Interest expense and other	(292)	(282)
Interest expense - amortization of original issue discount (OID)	-	(8)
Acquisition costs	(706)	-
Total other loss	(987)	(411)

Loss from operations before income taxes	(1,510)	(423)
Income tax provision	(44)	(60)
Net loss	$(1,554)	$(483)
Other comprehensive income (loss):
Foreign currency translation gain	35	6
Other comprehensive loss	$(1,519)	$(477)

Basic and diluted net loss per share
Basic	$(0.25)	$(0.08)
Diluted	$(0.25)	$(0.08)
Weighted average basic and diluted shares
Basic	6,290,000	6,055,000
Diluted	6,290,000	6,055,000

 ASURE SOFTWARE, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,554)	$(483)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization	716	785
Provision for doubtful accounts	10	15
Share-based compensation	39	37
Other	-	8
Changes in operating assets and liabilities:
Accounts and note receivable	723	401
Inventory	150	(93)
Prepaid expenses and other assets	187	(195)
Accounts payable	(798)	648
Accrued expenses and other long-term obligations	(748)	(65)
Deferred revenue	637	(512)
Net cash provided by operating activities	(638)	546

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions net of cash acquired	(12,000)	-
Purchases of property and equipment	(5)	(658)
Disposals of property and equipment	-	26
Collection of note receivable	(11)	-
Net change in funds held for clients	(12,189)	-
Net cash used in investing activities	(24,205)	(632)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	12,500	1,000
Payments on notes payable	-	(887)
Payments on amendment of senior notes payable	-	(75)
Debt financing fees	(438)	-
Payments on capital leases	(53)	(51)
Net proceeds from exercise of stock options	3	42
Net change in client fund obligations	12,189	-
Net cash provided by financing activities	24,201	29

Effect of foreign exchange rates	37	11

Net decrease in cash and cash equivalents	(605)	(46)
Cash and cash equivalents at beginning of period	1,158	320
Cash and cash equivalents at end of period	$553	$274

SUPPLEMENTAL INFORMATION:
Cash paid for:
Interest	$22	$197

Non-cash Investing and Financing Activities:
Subordinated Notes Payable- Mangrove acquisition	$6,000	-

*Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: EBITDA and GAAP Net Income/(Loss) excluding one-time items. These supplemental financial measures are not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Asure's earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses these non-GAAP measures to evaluate the performance of Asure's business. Asure's management believes that it is important to provide investors with these same tools, together with reconciliation to GAAP, for evaluating the performance of Asure's business, as it may provide additional insight into Asure's financial results. See the “Reconciliation of GAAP Net Income/(Loss) to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA)” and the “Reconciliation of GAAP Net Income/(Loss) to Net Earnings Excluding One-Time Items” tables included in this press release for further information regarding these non-GAAP financial measures. In addition, these measures are presented because management believes they are frequently used by securities analysts, investors and others in the evaluation of companies. EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization and stock compensation expense to net earnings. EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Asure's profitability.

Net Earnings Excluding One-Time Items is calculated by combining the company’s GAAP Net Earnings, or earnings per share, with items that are one time in nature and are not expected to recur on a dollar or per share basis.

Free Cash Flow is computed by subtracting capital expenditures from cash flow from operations, each as determined in accordance with GAAP and as reflected in the statement of cash flows.

Non-GAAP Revenue is computed by adding back the deferred revenue fair market valuation to GAAP revenue.

Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA) and EBITDA Excluding One-time items.

FOR THE THREE MONTHS ENDED

$000s	March 31, 2016	March 31, 2015
Net Income (loss)	(1,554)	(483)
Interest and amortization of OID	292	288
Tax	44	60
Depreciation	233	174
Amortization	482	611
Stock Compensation	39	37
EBITDA	(464)	687
One-time items	852	283
EBITDA excluding one-time items	388	970

Reconciliation of GAAP Net Earnings to Net Earnings Excluding One-time items
FOR THE THREE MONTHS ENDED

$000s	March 31, 2016	March 31, 2015
Net Income (loss)	(1,554)	(483)
Legal & Professional Services	671	8
Severance, Recruitment & Relocation	138	55
Other one-time items (net)	43	220
Sub-total excluding Taxes	852	283
Sub-total one-time items	852	283
Net Income (loss) excluding one-time items	(702)	(200)